Exhibit 8.1

Inventiva S.A.

List of Subsidiaries

Subsidiary	Jurisdiction
Inventiva Inc.(1)	New Jersey

(1) Inventiva Inc. was incorporated in the state of New Jersey on January 5, 2021.